Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-276942) of Autolus Therapeutics plc,
(2)Registration Statement (Form S-8 No. 333-226457) pertaining to the Autolus Limited 2017 Share Option Plan and Autolus Therapeutics plc 2018 Equity Incentive Plan, and
(3)Registration statement (Form F-3 No. 333- 264304) of Autolus Therapeutics plc and in the related Prospectus,
(4)Registration statement (Form F-3 No. 333- 264650) of Autolus Therapeutics plc and in the related Prospectus,
(5)Registration Statement (Form S-8 Nos. 333-273776 and 333-275301) pertaining to the Autolus Therapeutics plc 2018 Equity Incentive Plan;

of our report dated March 21, 2024, with respect to the consolidated financial statements of Autolus Therapeutics plc included in this Annual Report (Form 10-K) of Autolus Therapeutics plc for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Reading, United Kingdom
March 21, 2024